 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

PhaseRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37772	20-4690620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Harrison Street, Suite 300 Seattle, Washington	98119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 805-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On January 10, 2018, PhaseRx, Inc. (the “Company”) announced that it had filed with the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) a Motion of Debtor to Establish a Distribution Record Date for Distribution to All Equity Security Holders (the “Distribution Record Date Motion”), seeking to set January 23, 2018, as the distribution record date for all equity security holders.

On January 18, 2018, the Company revoked the proposed distribution record date as requested in the Distribution Record Date Motion and withdrew such motion in the Bankruptcy Court. A new distribution record date for any distribution to equity security holders will be set and announced following the auction for the sale of substantially all of the assets of the Company pursuant to the bidding procedures approved by the Bankruptcy Court. The new distribution record date will be established pursuant to any chapter 11 plan filed with the Bankruptcy Court. Bids for substantially all of the Company’s assets are due on Monday, January 22, 2018.  An auction for qualified bidders will be held on Wednesday, January 24, 2018 and the winning bidder at the auction will be put forth for Bankruptcy Court approval on Friday, January 26, 2018.  The Company expects the sale to close on Monday, January 29, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseRx, Inc.

Date: January 18, 2018	By:	/s/ Robert W. Overell
Robert W. Overell, Ph.D.
Chief Executive Officer